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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-6

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Section 7.3 Indenture                                                                             Distribution Date:       4/15/2004
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(i)    Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                                    0.00
             Class B Principal Payment                                                                    0.00
             Class C Principal Payment                                                                    0.00
                       Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                                    0.00
             Class B Principal Payment                                                                    0.00
             Class C Principal Payment                                                                    0.00
                       Total

(ii)   Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                                      915,016.67
             Class B Note Interest Requirement                                                       95,480.00
             Class C Note Interest Requirement                                                      182,435.00
                       Total                                                                      1,192,931.67

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                                                        0.99028
              Class B Note Interest Requirement                                                        1.24000
              Class C Note Interest Requirement                                                        1.84278

(iii)  Aggregate Outstanding Principal Balance of the Notes

              Class A Note Principal Balance                                                       924,000,000
              Class B Note Principal Balance                                                        77,000,000
              Class C Note Principal Balance                                                        99,000,000

(iv)   Amount on deposit in Owner Trust Spread Account                                           11,000,000.00

       Required Owner Trust Spread Account
(v)    Amount                                                                                    11,000,000.00


                                                                                 By:
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                                                                                 Name:  Patricia M. Garvey
                                                                                 Title:  Vice President

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